EXHIBIT 10.3


                              CONSULTING AGREEMENT


         This CONSULTING AGREEMENT ("Agreement") is made this 10th day of October, 1997 by and between HealthWatch, Inc., a Minnesota corporation with its principal offices located at 2445 Cades Way, Vista, California 92083 (the "Company"), and Paul Harrison, ("Harrison") and Paul Harrison Enterprises, Inc. ("PHE") (Harrison and PHE collectively, the "Consultants").

                                    RECITALS

A. The Company desires to retain the services of Consultants as independent contractors in accordance with this Agreement.

B. The Consultants desire to render services for the Company as independent contractors in accordance with this Agreement.

                                    AGREEMENT

         In consideration of the above recitals and the promises set forth in this Agreement, the parties agree as follows:

1. Consulting Services. During the "Term of Services" (which shall mean the period of time described in Section 3 hereof), Harrison agrees to serve on the Company's Board of Directors; and Consultants agree to: assist the Company in raising working capital through the sale of its securities; assist the Company in identifying businesses to be acquired by the Company; assist the Company in acquiring businesses identified by Consultants or others; work with the Company's management to maximize management's performance and contributions to the Company; and provide any other services agreed to by the parties (collectively, the "Services"). Consultants shall devote Consultants' best efforts in rendering the Services, it being understood that Harrison is a full-time employee of HALIS, Inc.

2. Consideration for Services. As consideration for the Services, the Company hereby grants Harrison a Nonstatutory Stock Option pursuant to the Company's 1995 Stock Option Plan to purchase up to 750,000 shares of the Company's Common Stock at an exercise price of $0.53125 per share (the fair market value for the Company's Common Stock on the date hereof), the terms of which option are set forth in Schedule I hereto, shall loan Harrison up to $200,000, such loan to be in accordance with the terms of the Promissory Note attached hereto as Schedule II and shall pay PHE a fee of $5,000 per month commencing on January 1, 1998.

3. Term of Services. The Term of Services shall commence on October 10, 1997 and end on December 31, 1998 (the "Termination Date"), unless earlier terminated or extended by the parties pursuant to this Agreement.

4. Extension of Services. At any time before the Termination Date, the Company and Consultants may agree to renew and extend the Term of Services for such additional periods as the parties may agree.

5. Termination of Services. This Agreement and the Services may be terminated before the Termination Date only as follows:

         (a) This Agreement and the Services shall automatically terminate upon the death or permanent disability of Harrison.

         (b) This Agreement and the Services may terminate at any time upon mutual agreement of the parties.

6. Relationship of Parties. Consultants are independent contractors and not employees or agents of the Company.

7. Employment Taxes and Benefits. To the extent required under applicable law, Consultants shall report as income all compensation received by Consultants pursuant to this Agreement and pay all taxes due on such compensation. Consultants are solely responsible for all federal, state and local taxes which may be payable in connection with the Services or this Agreement.

8. Expenses. The Company will reimburse Consultants for reasonable out-of pocket expenses, which have been approved by the Company and are incurred by Consultants in rendering the Services. For all such expenses, Consultants shall furnish to the Company statements, receipts and vouchers as and when required by and to the reasonable satisfaction of the Company.

9. Indemnification. Consultants shall indemnify and hold harmless the Company and its employees, officers, directors, representatives, and agents from any and all claims and expenses (including court costs and reasonable fees of attorneys and other professionals) arising from any obligation imposed on the Company to pay any withholding taxes, social security, unemployment insurance, workers' compensation insurance, disability insurance or similar items, including interest and penalties thereon, in connection with any payments made to Consultants pursuant to this Agreement.

10. Ownership of Creative Works. Harrison and PHE agree to promptly disclose to the Company in writing any invention, improvement, concept, design, work of authorship, trademark, discovery or idea (whether patentable or not and including those which may be subject to copyright protection) generated, conceived, or reduced to practice by the Consultants, or either of them, alone or in conjunction with others in connection with the Services (collectively, "Creative Works"). Consultants agree that the Creative Works shall be considered a "work made for hire" as defined in the Copyright Act at 17 U.S.C. Section 101. Consultants agree that all Creative Works are the exclusive property of the Company and hereby assign to the Company all rights in the Creative Works including, without limitation, all patent, copyrights, trademark and trade secret rights (collectively, "Intellectual Property Rights"). Consultants or either of them shall hereafter execute such assignments and other documents, and take such other action as the Company reasonably requests, without payment of additional consideration, as may be necessary or advisable to convey full ownership to the Company of all Intellectual Property Rights to the Creative Works and to protect the Company's interest in the Creative Works.

Notwithstanding any provision herein to the contrary, this Agreement does not apply to any invention or other Creative Works generated, conceived, or reduced to practice by the Consultants alone or in conjunction with others in connection with services which Consultants perform for others, including HALIS, Inc., for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on Consultants' own time, and which does not relate directly to the business of the Company or to its actual or demonstrably anticipated research or development, or which does not result from any work performed by Consultants for the Company.

11. Confidential Information. Consultants acknowledge and agree that the Creative Works and all other nonpublic information concerning the Company or its business and disclosed to or developed by

Consultants, are valuable trade secrets of the Company and shall remain confidential (collectively, "Confidential Information"). Consultants shall not use or disclose any Confidential Information or copy or remove any records, documents or other materials from the premises of the Company, except to the extent necessary for rendering the Services and with the Company's prior consent.

12. Return of Confidential Information. At any time upon request by the Company, Consultants shall (a) promptly return to the Company (or destroy if requested by the Company) all items and materials which contain Confidential Information and
(b) certify in writing to the Company that all such items and materials in the possession or control of Consultants and which contain Confidential Information have been returned or destroyed.

13. Non-Solicitation Covenants. Harrison and PHE covenant that Consultants shall, during the term of this Agreement, and for one year following the termination or expiration of this Agreement, comply with the following separate and independent covenants:

         (a) Consultants will not, without the prior written consent of the Company, either directly or indirectly, on Consultants' own behalf or in the service or on behalf of others, solicit, divert, or appropriate, or attempt to solicit, divert, or appropriate, to any competing enterprise, any person or entity that was a customer of the Company during the Term of this Agreement.

         (b) Consultants will not, without the Company's prior written consent, either directly or indirectly, on Consultants' own behalf or in the service or on behalf of others, solicit, divert, or hire away, or attempt to solicit, divert, or hire away, to any competing enterprise, any person employed by the Company or one of its affiliates, whether or not such employee is a full-time or a temporary employee of the Company or such affiliate and whether or not such employment is pursuant to written agreement and whether or not such employment is at will.

14. Remedies. In addition to any other remedies, the Company shall have a right of injunctive relief for breach of Sections 11, 12 and 13 by Consultants. The prevailing party in any action or claim under this Agreement shall have the right to recover reasonable attorneys' fees and costs.

15. General. Each of the parties shall pay their own expenses incurred in the preparation and negotiation of this Agreement. The provisions of Sections 9, 10, 11, 12, 13 and 14 above shall survive the expiration or termination of this Agreement or any renewal of the term of this Agreement. Consultants may not assign this Agreement or delegate the Services without the Company's prior written consent. No amendment to this Agreement or waiver of the rights or obligations of either party shall be effective unless in writing signed by the parties. This Agreement is governed by the laws of the State of Georgia. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. Any notices, consents or other communications pursuant to this Agreement must be in writing and delivered by mail, courier or facsimile (with written confirmation of receipt) to the address of the recipient party shown above (or to such other address provided by such notice). This Agreement contains the entire agreement and understanding of the parties concerning the subject matter of this Agreement. This Agreement may be signed by facsimile and in counterparts.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                  COMPANY

                                  HealthWatch, Inc.


                                  By:
                                      ------------------------------------------
                                  Its:
                                       -----------------------------------------


                                  CONSULTANTS


                                  ----------------------------------------------
                                  Paul Harrison


                                  Paul Harrison Enterprises, Inc.


                                  By:
                                      ------------------------------------------
                                      Paul Harrison, Its Chief Executive Officer

                                                                      SCHEDULE I


                                HEALTHWATCH, INC.
                       NONSTATUTORY STOCK OPTION AGREEMENT
                        UNDER THE 1995 STOCK OPTION PLAN


Between:

HEALTHWATCH, INC. (the "Company") and Paul Harrison (the "Consultant"), dated October 10, 1997.


         The Company hereby grants to the Consultant an option (the "Option") under the HealthWatch, Inc., 1995 Stock Option Plan (the "Plan") to purchase 750,000 shares (the "Shares") of the Company's common stock under the terms and conditions set forth below. The terms and conditions applicable to the Option are as follows:

         1. Nonstatutory Stock Option. The Option shall be a Nonstatutory Stock Option, as defined in the Plan.

         2. Purchase Price - The purchase price of the stock is $0.53125 per share which is not less than the Fair Market Value of the Shares.

         3. Period of Exercise - The Option will expire on the date (the "Expiration Date") seven years from the date of this Agreement. The Option may be exercised for up to, but not in excess of, the amounts of shares subject to the Option specified below, based on the Consultant's number of months of providing continuous services to the Company from the date hereof pursuant to that certain Consulting Agreement between the Company and Consultant dated October 10, 1997 (the "Consulting Agreement"). In applying the following limitations, the amount of shares, if any, previously purchased by Consultant shall be counted in determining the amount of shares the Consultant can purchase at any time in accordance with said limitations. The Consultant may exercise the Option in the amounts and in accordance with the conditions set forth below:

                  (a) At any time during the first 12 months of such continuous service, the Option may be exercised for up to 250,000 of the shares subject to the Option.

                  (b) After 12 months of such continuous service, the Option may be exercised for not in excess of 350,000 of the shares originally subject to the Option;

                  (c) After 36 months of such continuous service, the Option may be exercised for not in excess of 550,000 of the shares originally subject to the Option;

                  (d) At the expiration of 48 months of such continuous service, the Option may be exercised at any time and from time to time within its terms in whole or in part, but it shall not be exercisable after the Expiration Date.

                  (e) Notwithstanding the foregoing, the extent to which the Option may be exercised shall be accelerated as follows in the event that any of the following shall occur:

                           (i) If the Company successfully raises at least $200,000 of additional working capital within twelve months of the date of this Agreement, the Option may be exercised for up to 100,000 of the shares originally subject to the Option plus any other shares otherwise subject to exercise pursuant to subparagraphs 3(a), (b) and (e) of this Agreement.

                           (ii) If the Company successfully raises $1,000,000 in addition to the $200,000 referred to in subparagraph 3(e)(i) hereof of additional working capital within twelve months of the date of this Agreement, the Option may be exercised for up to 100,000 of the shares originally subject to the Option plus any other shares otherwise subject to exercise pursuant to subparagraphs 3(a), (b) and (e) of this Agreement.

                           (iii) If the Company completes the acquisition by June 30, 1999 of other businesses which have in the aggregate annual revenues of at least $5,000,000, the Option may be exercised for up to 100,000 of the shares originally subject to the Option plus any other shares otherwise subject to exercise pursuant to subparagraphs 3(a),
         (b), (c) and (e) of this Agreement.

                           (iv) If the Company completes the acquisition by June 30, 2000 of other businesses which have in the aggregate annual revenues (including businesses which are part of the $5,000,000 amount referred to in subparagraph 3(e)(iii) hereof) of at least $15,000,000, the Option may be exercised for up to 100,000 of the shares originally subject to the Option plus any other shares otherwise subject to exercise pursuant to subparagraphs 3(a), (b), (c) and (e) of this Agreement.

         4. Transferability - This Option is not transferable except by will or the laws of descent and distribution and may be exercised during the lifetime of the Consultant only by the Consultant. If the Consultant dies, the Option may be exercised (to the extent exercisable by the Consultant at the date of death) by the legal representative of Consultant or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the Consultant.

         5. Termination of Services - In the event that services of the Consultant with the Company pursuant to the Consulting Agreement are terminated, the Option may be exercised (to the extent exercisable at the date of termination) by the Consultant, but the Option shall terminate with respect to any of the Shares not then exercisable. Thereafter, the Option shall remain outstanding and may be exercised to the extent exercisable at the date of termination in accordance with the terms of the Option at any time prior to the Expiration Date.

         6. No Guarantee of Continued Service - This Agreement shall in no way restrict the right of the Company to terminate the Consulting Agreement and Consultant's services thereunder.

         7. Registration of Shares - The shares of the Company's common stock issuable upon exercise of the Option shall, at the time of exercise of the Option, be subject to an effective registration statement under the Securities Act of 1933.

         8. Method of Exercise; Use of Company Stock - The Option may be exercised, subject to the terms and conditions of this Agreement, by written notice to the Company. The notice shall be in the form attached to this Agreement and will be accompanied by payment (in such form as the Company may specify) of the full purchase price of the shares to be issued, and in the event of an exercise under the terms of paragraph 4 hereof, appropriate proof of the right to exercise the Option. The Company will issue and deliver certificates representing the number of shares purchased under the Option, registered in the name of the Consultant (or other purchaser under paragraph 4 hereof) as soon as practicable after receipt of the notice.

         When exercising this Option Consultant may make payment either in money or, if approved by the Board of Directors, by tendering shares of the Company Stock owned by the Consultant, or by a combination of the two. Where shares of stock of the Company are employed to pay all or part of the exercise price, the shares of said stock shall be valued at their Fair Market Value at the time of payment.

         9. Withholding - In any case where withholding is required or advisable under federal, state or local law in connection with any exercise by Consultant hereunder, the Company is authorized to withhold appropriate amounts from amounts payable to Consultant, or may require Consultant to remit to the Company an amount equal to such appropriate amounts.

         Consultant acknowledges and understands that under the provisions of the Internal Revenue Code as presently in effect, the Consultant will have taxable compensation income at the date of exercise of the Option equal to the difference between the purchase price under the Option and the then Fair Market Value of the stock. Consultant specifically agrees that as a condition to permitting exercise, the Company may require that appropriate arrangements for withholding be made with the Consultant as provided above.

         10. Merger, Consolidation or Acceleration Event - The terms of this Agreement are subject to modification upon the occurrence of certain events as described in of the Plan.

         11. Incorporation of Plan - This Agreement is made pursuant to the provisions of the Plan, which Plan is incorporated by reference herein. Terms used herein shall have the meaning employed in the Plan, unless the context clearly requires otherwise. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.


                                       HEALTHWATCH, INC.

ACCEPTED:
                                       By
                                          --------------------------------------
                                       Its
------------------------------------       -------------------------------------
   Consultant

                                HEALTHWATCH, INC.

             NOTICE OF EXERCISE OF NONSTATUTORY STOCK OPTION ISSUED

                        UNDER THE 1995 STOCK OPTION PLAN

To:      Stock Option Committee
         HEALTHWATCH, INC.
         2445 Cades Way
         Vista, California 92083

         I hereby exercise my Option dated __________, 199__ to purchase shares of $0.07 par value common stock of the Company at the option exercise price of $_________ per share. Enclosed is a certified or cashier's check in the total amount of $_________, or payment in such other form as the Company has specified.

         I represent to you that I am acquiring said shares for investment purposes and not with a view to any distribution thereof. I understand that my stock certificate may bear an appropriate legend restricting the transfer of my shares and that a stop transfer order may be placed with the Company's transfer agent with respect to such shares.

         I request that my shares be issued to me as follows:

                  -------------------------------------------
  (Print your name in the form in which you wish to have the shares registered)

                  -------------------------------------------
                            (Social Security Number)

                  -------------------------------------------
                               (Street and Number)

                  -------------------------------------------
                            (City) (State) (Zip Code)




Dated:                   , 199   .    Signature:
      -------------------     ---                -------------------------------

                                                                     SCHEDULE II


                                 PROMISSORY NOTE


$                                                                         , 1998
 --------------------------                         ----------------------


         FOR VALUE RECEIVED, the undersigned Maker promises to pay to HealthWatch, Inc., or order, at 2445 Cades Way, Vista, California, or such other place as the holder of this Note may designate in writing to Maker, the principal sum of _____________________________________ Dollars ($_____________),
together with simple interest on the unpaid principal balance from the date of this Note until fully paid at the rate of seven percent (7%) per annum. Principal and interest are due and payable in lawful money of the United States of America.

         Principal and interest are due and payable in four (4) consecutive annual installments in the amount of _______________________________________
Dollars ($_____________) each, on July 1, 1999, July 1, 2000, July 1, 2001 and
July 1, 2002 when the entire unpaid principal balance and all accrued but unpaid interest under this Note shall be immediately due and payable. Each annual installment payment shall be applied first to accrued but unpaid interest and the remainder to principal.

         This Note may be fully or partially prepaid at any time during the term of this Note without penalty or premium. Any prepayment shall be applied first to accrued but unpaid interest and the remainder to the principal portions of the monthly installments due under this Note in the inverse order the monthly installments become due.

         If default occurs in the payment of any amount due under this Note when due, the entire principal balance and accrued but unpaid interest under this Note shall at once become due and payable, without notice, at the option of the holder of this Note. Any failure to exercise such option shall not constitute a waiver of the right to exercise it in the event of any subsequent default.

         Maker waives presentment, dishonor, protest, demand, diligence, notice of protest, notice of demand, notice of dishonor, notice of nonpayment, and any other notice of any kind otherwise required by law in connection with the delivery, acceptance, performance, default, enforcement or collection of this Note and expressly agrees that this Note, or any payment hereunder, may be extended or subordinated (by forbearance or otherwise) at any time, without in any way affecting the liability of Maker.

         Maker agrees to pay on demand all costs of collecting or enforcing payment under this Note, including attorneys' fees and legal expenses, whether suit be brought or not, and whether through courts of original jurisdiction, courts of appellate jurisdiction, or bankruptcy courts, or through other legal proceedings.

         This Note may not be amended or modified, nor shall any waiver of any provision hereof be effective, except only by an instrument in writing signed by the party against whom enforcement of any amendment, modification, or waiver is sought.

         This Note shall be governed by and construed according to the laws of the State of Georgia.


                                        MAKER:


                                        ----------------------------------------
                                        PAUL HARRISON